Registration No. 333-139512

As filed with the Securities and Exchange Commission on March 18, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

ELBIT SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Israel	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Advanced Technology Center
P.O. Box 539
Haifa 31053 Israel	31053
(Address of Principal Executive Offices)	(Zip Code)
________________

2007 STOCK OPTION PLAN
(Full title of the plan)
________________

Elbit Systems of America, LLC
4700 Marine Creek Parkway
Fort Worth, Texas 76179
(Name and address of agent for service)
________________

(817) 234-6600
(Telephone number, including area code, of agent for service)
________________

Copies to:

Timothy I. Kahler, Esq.
Troutman Sanders LLP
875 Third Avenue
New York, New York 10022
(212) 704-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Elbit Systems Ltd. (the "Registrant") hereby amends its registration statement on Form S-8 (Registration No. 333-139512) (the "Registration Statement") by filing this Post-Effective Amendment No. 2 to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the 2007 Stock Option Plan (the "Plan").  All stock options and other awards granted under the Plan or governed thereby have been exercised or have expired unexercised and no further options or other awards will be granted thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haifa, Israel on this 18th day of March 2019.
ELBIT SYSTEMS LTD.

By:	/s/ Bezhalel Machlis
Name:	Bezhalel Machlis
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Michael Federmann
Michael Federmann	Chairman of the Board of Directors	March 18, 2019
/s/ Bezhalel Machlis
Bezhalel Machlis	President, Chief Executive Officer (Principal Executive Officer)	March 18, 2019
/s/ Joseph Gaspar
Joseph Gaspar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2019
/s/ Rina Baum
Rina Baum	Director	March 18, 2019
/s/ Yoram Ben-Zeev
Yoram Ben-Zeev	Director	March 18, 2019
/s/ David Federmann
David Federmann	Director	March 18, 2019
/s/ Yehoshua Gleitman
Yehoshua Gleitman	Director	March 18, 2019
/s/ Dov Ninveh
Dov Ninveh	Director	March 18, 2019
/s/ Ehood Nisan
Ehood Nisan	Director	March 18, 2019
/s/ Dalia Rabin
Dalia Rabin	Director	March 18, 2019
/s/ Yuli Tamir
Yuli Tamir	Director	March 18, 2019
/s/ Raanan Horowitz
Raanan Horowitz	President, Elbit Systems of America, LLC, Authorized Representative in the United States	March 18, 2019